Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TPG Specialty Lending, Inc.:

We consent to the use of our report, dated February 20, 2019, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, incorporated by reference herein, to the use of our report, dated May 7, 2019, on the senior securities table of the Company, included herein, and to the references to our firm under the headings “Senior Securities” and “Experts” in the registration statement.

/s/ KPMG LLP

New York, New York

May 7, 2019